Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Abivax SA of our report dated March 24, 2025 relating to the financial statements, which appears in Abivax SA’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

March 24, 2025

 PricewaterhouseCoopers Audit, 63, rue de Villiers 92208 Neuilly-sur-Seine Cedex

 Téléphone : +33 (0)1 56 57 58 59, Fax : +33 (0)1 56 57 58 60, www.pwc.fr

Société d’expertise comptable inscrite au tableau de l’ordre de Paris - Ile de France. Société de commissariat aux comptes membre de la compagnie régionale de Versailles. Société par Actions Simplifiée au capital de 2 510 460 €. Siège social : 63 rue de Villiers 92200 Neuilly-sur-Seine. RCS Nanterre 672 006 483. TVA n° FR 76 672 006 483. Siret 672 006 483 00362. Code APE 6920 Z. Bureaux : Bordeaux, Grenoble, Lille, Lyon, Marseille, Metz, Nantes, Neuilly-Sur-Seine, Nice, Poitiers, Rennes, Rouen, Strasbourg, Toulouse.